  EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2023 Full Year and Fourth Quarter

Jacksonville, FL, December 18, 2023/ Accesswire – GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company,” “GEE Group,” “our” or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal year and fourth quarter ended September 30, 2023.  All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

Fiscal 2023 Full Year and Q4 Highlights

•	Revenues for the fiscal year ended September 30, 2023 were $152.4 million, down $12.7 million, or 8%, compared with fiscal 2022 revenues of $165.1 million. Revenues for the fourth quarter ended September 30, 2023 were $34.3 million, down $7.2 million, or 18%, compared with fiscal fourth quarter 2022 revenues of $41.5 million.

•	Gross profit for the fiscal year ended September 30, 2023 was $52.9 million, down $8.8 million, or 14%, compared with fiscal 2022 gross profit of $61.7 million. Gross profit for the fourth quarter of fiscal 2023 was $11.6 million, down $3.5 million, or 23%, compared with $15.1 million for the fourth quarter of fiscal 2022.

•	Net income for the fiscal year ended September 30, 2023 was $9.4 million, or $0.08 per diluted share, compared with $19.6 million, or $0.17 per diluted share, for fiscal 2022. The Company reported a net income for the fourth quarter of fiscal 2023 of $0.2 million, or $0.00 per diluted share, up $1.0 million, or $0.01 per diluted share, as compared with a net loss of $(0.8) million, or $(0.01) per diluted share, for the fourth quarter of fiscal 2022.

•	Adjusted net income (a non-GAAP financial measure) for the fiscal year ended September 30, 2023 was $11.1 million, or $0.10 per diluted share, up $3.4 million, or 45%, as compared with $7.7 million, or $0.07 per diluted share, for fiscal 2022. The Company had adjusted net income for the fourth quarter of fiscal 2023 of $1.1 million, or $0.01 per diluted share, up $1.5 million, or 360%, from the adjusted net loss of $(0.4) million, or $0.00 per diluted share, reported for the fourth quarter of fiscal 2022.

•	Adjusted EBITDA (a non-GAAP financial measure) for the fiscal year ended September 30, 2023 was $7.0 million, down $5.5 million, or 44%, as compared with $12.5 million for fiscal 2022. Adjusted EBITDA for the fourth quarter of fiscal 2023 was $1.2 million, up $0.2 million, or 23%, as compared with $1.0 million for the fourth quarter of fiscal 2022.

•	Free cash flow (a non-GAAP financial measure) for the fiscal year ended September 30, 2023 was $5.8 million as compared with $9.1 million for fiscal 2022.

•	As of September 30, 2023, cash balance of $22.5 million, borrowing availability on bank ABL of $11.3 million, and net working capital of $30.3 million, current ratio of 3.7, shareholders’ equity of $109.3 million, and zero long term debt.

•	As of September 30, 2023, the Company has repurchased 3.4 million of its common shares, or 3% of its total outstanding shares at an average price per share of $0.56 per share. As of December 15, 2023, the Company has repurchased 5.8 million shares, or 5% of its total outstanding shares at an average price per share of $0.56 per share.

•	Net book value per share and net tangible book value per share of $0.98 and $0.36, respectively, as of September 30, 2023. Net book value per share up $0.10 and net tangible book value per share up $0.11, compared with $0.88 and $0.25, respectively, as of September 30, 2022.

Discussion of Fiscal 2023 Full Year and Fourth Quarter Results

Revenues for the fiscal year ended September 30, 2023 were $152.4 million, down $12.7 million, or 8%, compared with $165.5 million for the fiscal year ended September 30, 2022. Contract staffing services revenues were $133.0 million, down $5.5 million, or 4%, and comprised 87% of fiscal 2023 revenues, compared with $138.5 million, which comprised 84% of fiscal 2022 revenues.  Direct hire placement services revenues were $19.4 million and $26.6 million and comprised 13% and 16% of fiscal 2023 and 2022 revenues, respectively. The decreases in total contract and direct hire placement staffing services revenues for the fiscal year ended September 30, 2023, were mainly attributable to the effects of negative economic and labor market conditions. These include higher interest rates and inflation which had the effect of curbing the initiation of corporate projects and the possibility of a recession lessoning the demand for labor, following fiscal 2022’s record performance and strong demand for direct hire placement services. Management believes that the Company’s top line performance during fiscal 2023 was on par and consistent with other staffing companies and overall employment and industry trends.

Revenues for the fiscal fourth quarter ended September 30, 2023, and September 30, 2022, were $34.3 million and $41.5 million, respectively. Contract staffing services revenues for the fiscal fourth quarter ended September 30, 2023 were $30.7 million and comprised 90% of total revenues as compared to $35.0 million for the fiscal 2022 fourth quarter which comprised 84% of total revenues. Direct hire placement services revenues for was $3.6 million for the current fourth quarter and $6.5 million for the prior year comparable quarter and comprised 10% and 16% of the fiscal 2023 and 2022 fourth quarter revenues, respectively.

Professional services revenues, including contract and direct hire services, for the fiscal year ended September 30, 2023 were $139.4 million, down $9.7 million, or 7%, compared with $149.2 million for the fiscal year ended September 30, 2022.  Professional services revenues include contract staffing and permanent placements in the information technology, engineering, healthcare, and finance, accounting and office specialties, and comprised 91% of fiscal 2023 revenues, and 90% of fiscal 2022 revenues.  Professional services revenues for the fourth quarter of fiscal 2023 were $31.3 million, down $6.2 million, or 17%, and comprised 91% of revenues, compared with $37.5 million which comprised 90% of the fourth quarter fiscal 2022 revenues.

Professional contract services only revenues for the fiscal year ended September 30, 2023 were $120.0 million, down $2.6 million, or 2%, and comprised 86% of all professional services revenues, compared with $122.6 million which comprised 82% of all professional services revenues for the fiscal year ended September 30, 2022.  Professional contract services only revenues for the fourth quarter of fiscal 2023 were $27.7 million, down $3.3 million, or 11%, and comprised 89% of all professional services revenues, compared with $31.0 million which comprised 83% of all professional services revenues for the fourth quarter of fiscal 2022.

Direct hire placement services revenues, all of which are in professional services, for the fiscal year ended September 30, 2023 were $19.4 million, down $7.2 million, or 27%, and comprised 14% of all fiscal 2023 professional services revenues, compared with $26.6 million which comprised 18% of all fiscal 2022 professional service revenues.  Direct hire placement services revenues for the fourth quarter of fiscal 2023 were $3.6 million, down $2.9 million, or 45%, and comprised 11% of all professional services revenues, compared with $6.5 million which comprised 17% of all professional services revenues for the fourth quarter of fiscal 2022. Direct hire opportunities tend to be highly cyclical and demand dependent, tending to rise during an economic recovery and decline during downturns. Demand for the Company’s direct hire services in fiscal 2022 was extraordinarily high driven by post-COVID employment recovery trends and is down in 2023 due to the presence of economic and labor market uncertainties.

Industrial staffing services revenues were $13.0 million for the fiscal year ended September 30, 2023, down $2.9 million, or 18%, as compared with $15.9 million for fiscal 2022. Industrial staffing services revenues were $3.0 million for the fourth quarter of fiscal 2023, down $1.0 million, or 26%, as compared with $4.0 million for the fourth quarter of fiscal 2022. These year-over-year declines were mainly due to a decrease in orders from clients attributable primarily to higher interest rates and economic uncertainty. Our industrial staffing markets in Ohio, as well as office clerical markets in various locations, continue to be affected by workforce volatility and challenges, resulting in more competition for orders and temporary labor to fill orders. According to a U.S. Staffing Industry Forecast report published in September 2023 by Staffing Industry Analysts, Industrial Staffing segment revenues have slowed and are expected to decline 8% over the 2023 calendar year.

Gross profits and gross margin (including direct hire placement services, which have a 100% gross margin) for the fiscal year ended September 30, 2023 were $52.9 million, and 34.7%, compared to $61.7 million, and 37.4% for the fiscal year ended September 30, 2022. Gross profits and gross margin for the fourth quarter of fiscal 2023 were $11.6 million, and 34.0%, compared to $15.1 million, and 36.3%, for the fourth quarter of fiscal 2022.  The substantial portion of the decline in fiscal 2023 gross margin compared with fiscal 2022 is due to the corresponding declines in the volume and mix of direct hire placement revenues in fiscal 2023.

Professional contract staffing services gross margin (excluding direct hire placement services and industrial contract staffing services) for the fiscal year ended September 30, 2023 was 26.1%, as compared with 26.6% for fiscal 2022. Professional contract staffing services gross margin for the fiscal fourth quarter ended September 30, 2023 was 27.2%, compared to 25.6% for the fourth quarter of fiscal 2022. The differences in professional contract staffing services gross margins for fiscal 2023 and 2022 periods presented were largely the result of changes in the mix of specialties, bill rates, and spreads among the periods in the normal course of business.

Industrial contract staffing services gross margin for the fiscal year ended September 30, 2023 was 16.5%, compared to 15.4% for fiscal 2022. This increase is mainly attributable to price increases enacted to offset increases in contractor payroll and achieve higher spreads in the industrial segment.

Selling, general and administrative expenses (SG&A) for the fiscal year ended September 30, 2023 were $47.6 million, down $4.3 million, or 8%, as compared with $51.9 million for fiscal 2022. SG&A for the fiscal fourth quarter ended September 30, 2023 was $11.3 million, down $3.2 million, or 22%, as compared with $14.5 million for fiscal 2022. The ratios of SG&A-to-revenues for the fiscal years ended September 30, 2023, and 2022 were 31.2% and 31.4%, respectively, and were 33.0% and 34.8% for the fiscal 2023 and 2022 fourth quarters, respectively.  The decrease in SG&A relative to revenue, despite the effects of inflation on compensation and other operating costs, is largely a result of certain cost reductions implemented by the Company during the second quarter of fiscal 2023. These cost reductions were expected to provide annual savings of approximately $4.0 million. The Company monitors operating costs including the impacts of inflation with a view towards identifying and taking advantage of potential cost reductions on a routine basis.

SG&A includes certain non-cash costs and expenses incurred related to acquisition, integration and restructuring and other non-recurring activities, such as certain corporate legal and general expenses associated with capital markets activities that either are not directly associated with core business operations or have been eliminated on a going forward basis. These costs were $0.8 million and $2.1 for fiscal 2023 and 2022, respectively, and include mainly expenses associated with former closed and consolidated locations, legal fees and a legal settlement, and personnel costs associated with eliminated positions.

Income from operations for the fiscal year ended September 30, 2023 was $2.0 million, down $1.8 million when compared with income from operations of $3.8 million for the fiscal year ended September 30, 2022. This decrease is consistent with the decreases in revenues and gross profit, as discussed above, and taking into account the goodwill impairment charge of $2.1 million included in fiscal 2022 income from operations.

Net income for the fiscal year ended September 30, 2023 was $9.4 million, or $0.08 per diluted share, compared to $19.6 million, or $0.17 per diluted share for the fiscal year ended September 30, 2022. The decrease is primarily due to gains of $16.8 million recorded in fiscal 2022 from forgiveness and extinguishment of the Company’s remaining PPP loans, offset by the deferred tax benefit of $7.2 million recognized during fiscal 2023 upon release of the Company’s deferred tax asset valuation allowance.

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Net income adjusted for the effects of non-recurring, non-cash and/or other gain or loss items, including gains from the forgiveness of PPP loans (“adjusted net income (loss)”, a non-GAAP financial measure) for the fiscal year ended September 30, 2023 was $11.1 million, or $0.10 per diluted share, compared with $7.7 million, or $0.07 per diluted share, for the fiscal year ended September 30, 2022.  As discussed above, adjusted net income for the fiscal year ended September 30, 2023, included the deferred tax benefit of $7.2 million recognized during fiscal 2023 upon release of the Company’s deferred tax asset valuation allowance.  Adjusted net income for the fourth quarter of fiscal 2023 was $1.1 million, or $0.01 per diluted share, compared with adjusted net loss of $(0.4) million, or $0.00 per diluted share for the fourth quarter of fiscal 2022.  (See Reconciliation of Net Income (Loss) to non-GAAP adjusted Net Income (Loss), which is attached to and forms part of this press release).

Earnings before interest, taxes, depreciation and amortization (“EBITDA”, a non-GAAP financial measure), adjusted to eliminate noncash stock and stock option expenses, acquisition, integration and restructuring expenses, gain on extinguishment of debt, and other gains and losses (“adjusted EBITDA”, a non-GAAP financial measure) for the fiscal year ended September 30, 2023 was $7.0 million, down $5.5 million, or 44%, as compared with $12.5 million for the fiscal year ended September 30, 2022. Adjusted EBITDA for the fourth quarter of fiscal 2023 was $1.2 million, up $0.2 million, or 23%, as compared with $1.0 million for the fourth quarter of fiscal 2022.  (See Reconciliation of Net Income (Loss) to non-GAAP adjusted EBITDA, which is attached to and forms part of this press release).

Free cash flow (a non-GAAP financial measure comprised of net cash flow from operating activities, less capital expenditures) for the fiscal year ended September 30, 2023 was $5.8 million, down $3.3 million, as compared with $9.1 million for the fiscal year ended September 30, 2022.  (See Reconciliation of Cash Flow from Operating Activities to non-GAAP Free Cash Flow, which is attached to and forms part of this press release).

During the fiscal year ended September 30, 2022, the Company received forgiveness from the U.S. Small Business Administration (“SBA”) of its four remaining PPP loans and accrued interest for GEE Group Inc. and its operating subsidiaries, BMCH, Inc., SNI Companies, Inc., and Paladin Consulting, Inc. in the aggregate amount of $16.8 million, resulting in recognition of corresponding gains on the extinguishment of debt.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are pleased with our ability to generate good cash flow for fiscal 2023, especially considering the volatility and uncertainties that persist in the economy and labor markets. Our professional IT contract services markets had solid performance and turned in low, single digit growth in fiscal 2023 despite an industry-wide slow down. Despite current and potential headwinds, we continue to express the same cautious optimism regarding growth in earnings and free cash flow for fiscal 2024 based on what we are seeing so far. As of December15, 2023, the Company has repurchased 5.8 million shares of our common stock under our share repurchase program. Also, we have recently engaged an investment banking firm to assist us in evaluating strategic alternatives including GEE Group’s capital allocation strategy, mergers, acquisitions and other opportunities that are available for us to help grow shareholder value and maximize shareholder returns. We are fortunate to have highly talented and dedicated employees to assist our customers with their ever changing human resource requirements. The flexible, on-demand workforce needs of corporate America remain strong and are growing. There continues to be dynamic changes in how America works that will benefit our Company and the staffing industry as a whole.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned 2023 Fiscal Full Year and Fourth Quarter Highlights and Results should be read in conjunction with all of the financial and other information included in GEE Group's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC, the discussion of financial results in this press release, and the information included herein regarding the use of non-GAAP financial measures and the related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S GAAP”) to the non-GAAP financial information presented herein. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release.  See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance.  See "Forward-Looking Statements" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including adjusted net income (loss), EBITDA, adjusted EBITDA and free cash flow.  Management and the board of directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP.  Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs.  The Company also believes that these non-GAAP financial measures also are considered useful by investors.

Non-GAAP adjusted net income (loss) is defined as net income (loss) adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, gains or losses on extinguishment of debt and noncash goodwill impairment charges.

Non-GAAP EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization.  Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for the same items used to derive non-GAAP adjusted net income (loss). Non-GAAP free cash flow is defined as cash flow from operating activities, less capital expenditures.  Non-GAAP adjusted net income (loss), EBITDA, adjusted EBITDA and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net income (loss) reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results.

The reconciliations of net income (loss) to non-GAAP adjusted net income (loss), net income (loss) to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and cash flows from operating activities to non-GAAP free cash flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Income to
Non-GAAP Adjusted Net Income
Twelve Month Periods Ended September 30,
(In thousands)
	2023	2022
Net income	$9,418	$19,599
Non-cash stock compensation	864	635
Gains on PPP loan forgiveness	-	(16,773)
Non-cash goodwill impairment charge	-	2,150
Settlement of legal matter	-	975
Severance agreements	-	838
Acquisition, integration & restructuring	838	247
Non-GAAP adjusted net income	$11,120	$7,671

Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Three Month Periods Ended September 30,
(In thousands)
	2023	2022
Net income (loss)	$230	$(789)
Non-cash stock compensation	188	167
Acquisition, integration & restructuring	708	189
Non-GAAP adjusted net income (loss)	$1,126	$(433)

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Reconciliation of Net Income to
Non-GAAP EBITDA and Adjusted EBITDA
Twelve Month Periods Ended September 30,
(In thousands)
	2023	2022
Net income	$9,418	$19,599
Interest expense	336	377
Interest income	(472)	(16)
Income taxes	(7,249)	588
Gains on PPP loan forgiveness	-	(16,773)
Depreciation	383	371
Amortization	2,879	3,469
Non-cash goodwill impairment charge	-	2,150
Non-GAAP EBITDA	5,295	9,765
Non-cash stock compensation	864	635
Settlement of legal matter	-	975
Severance agreements	-	838
Acquisition, integration & restructuring	838	247
Non-GAAP adjusted EBITDA	$6,997	$12,460

Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended September 30,
(In thousands)
	2023	2022
Net income (loss)	$230	$(789)
Interest expense	71	76
Interest income	(180)	(16)
Income taxes	(628)	529
Depreciation	88	95
Amortization	720	720
Non-GAAP EBITDA	301	615
Non-cash stock compensation	188	167
Acquisition, integration & restructuring	708	189
Non-GAAP adjusted EBITDA	$1,197	$971

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Reconciliation of Net Cash from Operating Activities to
Non-GAAP Free Cash Flow and Adjusted Free Cash Flow
Twelve Month Periods Ended September 30,
(In thousands)
	2023	2022
Net cash provided by operating activities	$5,890	$9,396
Acquisition of property and equipment	(89)	(328)
Non-GAAP free cash flow	5,801	9,068
Deferred FICA Payments under CARES Act	1,827	1,827
Non-GAAP adjusted free cash flow	$7,628	$10,895

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GEE GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except basic and diluted earnings per share data)

	Three Months Ended September 30,		Year Ended September 30,
	2023	2022	2023	2022
NET REVENUES:
Contract staffing services	$30,694	$34,991	$133,051	$138,507
Direct hire placement services	3,571	6,532	19,392	26,605
NET REVENUES	34,265	41,523	152,443	165,112

Cost of contract services	22,653	26,442	99,571	103,434
GROSS PROFIT	11,612	15,081	52,872	61,678

Selling, general and administrative expenses	11,311	14,466	47,577	51,913
Depreciation expense	88	95	383	371
Amortization of intangible assets	720	720	2,879	3,469
Goodwill impairment charge	-	-	-	2,150
INCOME FROM OPERATIONS	(507)	(200)	2,033	3,775
Gain on extinguishment of debt	-	-	-	16,773
Interest expense	(71)	(76)	(336)	(377)
Interest income	180	16	472	16
INCOME BEFORE INCOME TAX PROVISION	(398)	(260)	2,169	20,187
Provision for income tax benefit (expense)	628	(529)	7,249	(588)
NET INCOME	$230	$(789)	$9,418	$19,599

BASIC EARNINGS PER SHARE	$0.00	$(0.01)	$0.08	$0.17
DILUTED EARNINGS PER SHARE	$0.00	$(0.01)	$0.08	$0.17

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	112,935	114,253	114,021	114,139
DILUTED	113,423	114,253	114,715	114,890

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GEE GROUP INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30,
ASSETS	2023	2022
CURRENT ASSETS:
Cash	$22,471	$18,848
Accounts receivable, less allowances ($680 and $738, respectively)	18,333	22,770
Prepaid expenses and other current assets	847	604
Total current assets	41,651	42,222
Property and equipment, net	846	1,140
Goodwill	61,293	61,293
Intangible assets, net	8,406	11,285
Deferred tax assets, net	7,064	-
Right-of-use assets	3,637	2,830
Other long-term assets	596	784
TOTAL ASSETS	$123,493	$119,554

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,762	$2,958
Accrued compensation	5,464	5,750
Current operating lease liabilities	1,475	1,333
Other current liabilities	1,660	5,538
Total current liabilities	11,361	15,579
Deferred tax liabilities, net	-	528
Noncurrent operating lease liabilities	2,470	1,889
Other long-term liabilities	361	555
Total liabilities	14,192	18,551

Commitments and contingencies (Note 12)

SHAREHOLDERS' EQUITY:
Common stock, no-par value; authorized - 200,000 shares; 114,900 shares issued and 111,489 shares
outstanding at September 30, 2023 and 114,450 shares issued and outstanding at September 30, 2022	112,915	112,051
Accumulated deficit	(1,630)	(11,048)
Treasury stock; at cost - 3,411 shares at September 30, 2023	(1,984)	-
Total shareholders' equity	109,301	101,003
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$123,493	$119,554

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly “coronavirus” (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

630.954.0400

invest@geegroup.com

SOURCE: GEE Group Inc.

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